Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (No. 333-167683, 333-145097, 333-79127 and 333-115237) on Forms S-8 and the Registration Statements (No. 333-177104, 333-167214 and 333-158358) on Forms S-3 of First Busey Corporation of our reports, dated March 9, 2012 relating to our audits of the consolidated financial statements and internal control over financial reporting, which appear in this Annual Report on Form 10-K of First Busey Corporation for the year ended December 31, 2011.

/s/ McGLADREY & PULLEN, LLP

Champaign, Illinois
March 9, 2012